DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                       December 19, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the ?Fund?)
	(formerly known as Prudential Municipal Bond Fund)
         File No.:  811-4930


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended October 31, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                      Very truly yours,



                                                       /s/Deborah A. Docs
                                                         Deborah A. Docs
                                                            Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December, 2003.









DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)





Witness:/s/Deborah A. Docs    		By:/s/Grace C. Torres
            Deborah A. Docs		Grace C. Torres
            Secretary			 Treasurer and Principal
           Financial and Accounting  Officer




T:\CLUSTER 3\N-SAR\MBF\MBF-12-03.LTR.doc